                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                May 30, 2002
                                                                ------------

                      FIRST USA BANK, NATIONAL ASSOCIATION
                           (Originator of the Issuer)


                       FIRST USA CREDIT CARD MASTER TRUST
                     (Issuer of the Collateral Certificate)

                            BANK ONE ISSUANCE TRUST)
                              (Issuer of the Notes)
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             (Exact name of registrant as specified in its charter)

   Laws of the United States                 333-67076                    51-0269396
   -------------------------                 ---------                    ----------
(State or other jurisdiction of      (Commission File Number)    (IRS Employer Identification
 incorporation or organization)                                             Number)

201 North Walnut Street, Wilmington, Delaware                            19801
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                          (302)594-4000
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Registrant's telephone number, including area code


                                      N/A
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

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Item 5. Other Events

       On May 30, 2002, the Bank One Issuance Trust, a Delaware statutory business trust (the "Trust") and First USA Bank, National Association (the "Bank"), a wholly owned subsidiary of BANK ONE CORPORATION, completed the securitization of approximately $1,250,000,000 of credit card receivables. The securitization consists of $1,250,000,000 Class A(2002-2) notes.

       The Class A(2002-2) notes are part of a series of notes called the ONEseries. The ONEseries will consist of Class A notes, Class B notes and Class C notes. The Class A(2002-2) notes are a tranche of the Class A notes of the ONEseries.

       The Bank services the receivables that are included in the securitization and will continue to service the accounts associated with such receivables following the securitization.


Item 7. Financial Statements and Exhibits

The following exhibits are filed as a part of this report:

(1.1a)  Class A(2002-2) Underwriting Terms Agreement

(4.13) Class A(2002-2) Terms Document dated as of May 30, 2002 between Bank One Issuance Trust as Issuer and Wells Fargo Bank Minnesota, National Association as Indenture Trustee and Collateral Agent.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  FIRST USA BANK, NATIONAL ASSOCIATION,
                                  as Originator of the First USA Credit Card
                                  Master Trust and Bank One Issuance Trust and as Co-Registrant and as Servicer on behalf of the First USA Credit Card Master Trust and Bank One Issuance Trust



                                  By: /s/ Stephen R. Etherington
                                      -------------------------------------
                                      Name:   Stephen R. Etherington
                                      Title:  First Vice President

Date: June 17, 2002